Infocall Communications Corp.
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2070 Chain Bridge Road, Suite 360, Vienna, VA 22182

Name:    Bill DeRosa
Address: 1948 Hays Lane
         Woodland, CA 95776
                                                               November 11, 1998
                                                                      Date
RE: Engagement Agreement

This letter sets forth the understanding between Infocall Communications Corp. ("Infocall") (the "COMPANY") and Bill DeRosa ("ADVISOR") with respect to the engagement of ADVISOR to act as financial consultant in connection with providing financing for COMPANY. For the purpose of this agreement the financial advisory services are limited to: corporate financial transactions, including private placements, introduction of potential investors and the raising of capital for the Company.

ADVISOR understand that the COMPANY wishes to raise up to $2 million in debt or equity financing to complete its acquisitions and provide working capital as described in its business plan.

Compensation. It is further agreed that the compensation to ADVISOR will be paid in the form of Rule 144 restricted stock with certain "piggyback" registration rights for services as negotiated from time to time with the COMPANY.

Information. In performing its services hereunder, ADVISOR shall be entitled to rely upon and assume, without independent verification, the accuracy and completeness of all the information that is available from public sources and all information that has been furnished to it by the COMPANY and shall have no obligation to verify the accuracy or completeness of any such information or to conduct any appraisal of any assets. The COMPANY also relieves ADVISOR or its assigns of any previously signed confidentiality agreements or contracts written or verbal and understands ADVISOR or its assigns must be able to submit financial and other COMPANY material in order to act on the COMPANY'S behalf. Not withstanding this, ADVISOR agree to hold confidential that material that the COMPANY identifies as sensitive and confidential and will only disseminate the material upon notification by the COMPANY to ADVISOR or its assigns.

Indemnification. The Principals of the COMPANY agree to indemnify ADVISOR, its assigns, and certain other entities and persons identified by ADVISOR as working on their behalf under the terms and conditions of this engagement.


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      Phone   703-734-5650   Fax 703-734-9114   Email: Corp@Infocall.com


          Exhibit - 10.8


Termination. Either party may terminate this agreement with notice in writing to the other party at any time. Any fees or compensation still owed will be paid as described herein. In the event the COMPANY consummates a deal or enters into an agreement as described herein with any of the parties introduced by ADVISOR within twelve months of the termination of this agreement then the COMPANY will still owe ADVISOR its fees as described herein.

Governing Law. This agreement and the terms hereof shall be governed by and construed in accordance with the laws of the State of Virginia.

Agreed to and executed by the parties on this 11th day of November 1998.

By:  /s/ [ILLEGIBLE]
   ------------------------------------------------------
                  ADVISOR

By:  /s/ [ILLEGIBLE]
    -----------------------------------------------------
                  Infocall Communications Corp.



advisoragmt

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      Phone   703-734-5650   Fax 703-734-9114   Email: Corp@Infocall.com